Exhibit 10.1

                              ONSITE ACCESS, INC.
                           INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "AGREEMENT") is entered into as of April 16, 1999, by and among OnSite Access, Inc., a Delaware corporation (the "COMPANY"), the individuals and entities listed on Exhibit A attached hereto (collectively, the "INVESTORS") and the individuals listed on Exhibit B attached hereto (collectively, "MANAGEMENT").

                                   AGREEMENT

         In consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the terms defined in the preamble to this Agreement shall have the meanings given therein and the following terms shall have the following respective meanings:

         "AFFILIATE" shall mean as to any person or entity, a person or entity that directly or indirectly though one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "COMMON HOLDER" shall mean any person (x) who holds of record Registrable Common Securities and (y) to whom the registration rights conferred by this Agreement have been granted herein or transferred thereto in compliance with Section 11 hereof.

         "COMMON STOCK" shall mean all shares of Common Stock of the Company.

         "DISQUALIFIED PREFERRED SECURITIES" means shares of Preferred Stock with respect to which there shall then exist a loss of rights as described in clause (ii) of the first sentence of Section 2.4(a) of the Preferred Stock Purchase Agreement or with respect to which there shall then exist a Rights Forfeiture as defined in Section 2.4(c) of the Preferred Stock Purchase Agreement.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor Federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "HOLDER" shall mean any Common Holder or Preferred Holder.

         "INITIATING COMMON HOLDERS" shall mean any Common Holder or Common Holders of twelve percent (12%) or more of the then outstanding Registrable Common Securities assuming full conversion into Common Stock of all then outstanding Series A Preferred.

         "INITIATING PREFERRED HOLDERS" shall mean any Preferred Holder or Preferred Holders of twenty percent (20%) or more of the then outstanding Registrable Preferred Securities (assuming full conversion of the Series C Preferred and Series D Preferred into Common Stock) excluding Disqualified Preferred Securities.

         "IPO" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the initial offer and sale of Common Stock for the account of the Company to the public (i) based upon a Company valuation exceeding Three Hundred Million Dollars ($300,000,000) prior to the offering, (ii) resulting in gross proceeds to the Company of at least Thirty Million Dollars ($30,000,000), and (iii) managed by a nationally recognized underwriter reasonably acceptable to the Investors.

         "PREFERRED HOLDER" shall mean any person (x) who holds of record Registrable Preferred Securities or holds shares of Series C Preferred and (y) to whom the registration rights conferred by this Agreement have been granted herein or transferred thereto in compliance with Section 11 hereof.

         "PREFERRED STOCK" shall mean the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred.

         "REGISTRABLE COMMON SECURITIES" shall mean (i) all shares of Common Stock held by parties to this Agreement on the First Closing Date (as defined in the Stock Purchase Agreement), excluding shares of Common Stock held by Management, (ii) all shares of Common Stock of the Company issued or issuable upon conversion of the Series A Preferred and (iii) all shares of Common Stock issued as a dividend or other distribution, or issuable upon exercise of a warrant, option or other right issued as a dividend or distribution, or upon conversion of any convertible security issued as a dividend or other distribution, in each case with respect to or in exchange for or in replacement of the shares of Common Stock described in the foregoing clauses (i) and (ii).

         "REGISTRABLE PREFERRED SECURITIES" shall mean (i) all shares of Common Stock issued or issuable upon conversion of the Series C Preferred and Series D Preferred and (ii) all shares of Common Stock issued as a dividend or other distribution, or issuable upon exercise of a warrant, option or other right issued as a dividend or distribution, or upon conversion of any convertible security issued as a dividend or other distribution, in each case with respect to or in exchange for or in replacement of the Series B Preferred, the Series C Preferred or Series D Preferred.

         "REGISTRABLE SECURITIES" shall mean Registrable Common Securities or Registrable Preferred Securities.

         The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Sections 3, 4 and 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company which shall include any fees and disbursements for legal services provided by counsel for the Company on behalf of the Holders, blue sky fees and expenses for state qualifications or registrations, and the expense of any audit of the Company's fiscal year-end financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of the Company's counsel included in Registration Expenses, and the fees of one special counsel to the Common Holders and one special counsel to the Preferred Holders, which shall be borne by the Company).

         "SERIES A PREFERRED" shall mean shares of Series A Convertible Preferred Stock of the Company.

         "SERIES B PREFERRED" shall mean shares of Series B Redeemable Preferred Stock of the Company.

         "SERIES C PREFERRED" shall mean shares of Series C Convertible Redeemable Preferred Stock of the Company.

         "SERIES D PREFERRED" shall mean shares of Series D Convertible Redeemable Preferred Stock of the Company.

         "SHARES" shall mean all  Registrable Securities.

         "STOCK OPTION PLAN" shall mean the Company's 1999 Stock Option Plan to be approved and adopted by the Company's Board of Directors providing for the grant of options to purchase not more than 9,096,309 shares of Common Stock in substantially the form attached hereto as Exhibit C or any subsequent stock option plan approved by Holders of a majority of the outstanding Series C Preferred.

         2. Restrictive Legend. Each certificate representing the Common Stock or the Preferred Stock held by any Investor Holder and any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable law or other agreement):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN INVESTOR RIGHTS AGREEMENT AMONG THE COMPANY, THE HOLDER OF THESE SECURITIES AND CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

         3. Requested Registrations.

            (a) Request for Registration. If at any time beginning at the earlier of (i) six months after the closing of a public offering by the Company of its Common Stock pursuant to a registration statement under the Securities Act (excluding a registration relating to warrants, or to securities issuable in respect of warrants, which warrants are sold in connection with an offering of debt securities) and (ii) the third anniversary of the date of this Agreement, the Company shall receive from Initiating Common Holders or Initiating Preferred Holders a written request that the Company file a registration statement under the Securities Act to effect a registration of some or all of the Registrable Common Securities or Registrable Preferred Securities held by such Initiating Common Holders or Initiating Preferred Holders, the Company will:

                (i) promptly give written notice of the proposed registration to all other Holders; and

                (ii) diligently use its commercially reasonable efforts to effect, as soon as practicable, such registration, and in any event use its commercially reasonable efforts to effect such registration within 90 days of the receipt of the request from Initiating Common Holders or Initiating Preferred Holders, as the case may be, as may be so requested and as would permit or facilitate the sale and distribution of the Registrable Common Securities or Registrable Preferred Securities requested to be registered by the Initiating Common Holders or Initiating Preferred Holders and by any Common Holder or Preferred Holder joining with the Initiating Common Holder or Initiating Preferred Holder, respectively, in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company. In the event that holders of a majority of the outstanding Registrable Common Securities or Registrable Preferred Securities (assuming full conversion into Common Stock of all Series C Preferred and Series D Preferred) requesting registration elect to limit the number of Registrable Common Securities or Registrable Preferred Securities to be registered, the number of Registrable Common Securities or Registrable Preferred Securities that are included in the registration shall be allocated among all Holders of Registrable Common Securities or Registrable Preferred Securities requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Common Securities or Registrable Preferred Securities held by each such Holder at the time of the filing of the registration statement.

         The Company shall not be obligated to effect, or to take any action to effect, any registration of Registrable Preferred Securities pursuant to this
Section 3 after the Company has effected three such registrations pursuant to this Section 3 and such registrations have been declared or ordered effective by the Commission and have remained effective for the periods required under
Section 7(a) without giving effect to the provisos of such Section.

         The Company shall not effect or take any action to effect, any registration of Registrable Common Securities pursuant to this Section 3 until
(x) the Company has effected three registrations of Registrable Preferred Securities pursuant to this Section 3 and such registrations have been declared or ordered effective by the Commission and have remained effective for the periods required under Section 7(a) without giving effect to the provisos of such Section or (y) all Registrable Preferred Securities held by all Preferred Holders, if converted into Common Stock, would constitute less than two percent (2%) of the Company's outstanding Common Stock. The Company shall not be obligated to effect, or to take any action to effect, any registration of Registrable Common Securities pursuant to this Section 3 after the Company has effected two such registrations pursuant to this Section 3 and such registrations have been declared or ordered effective by the Commission and have remained effective for the periods required under Section 7(a) without giving effect to the provisos of such Section.

            (b) Underwriting. If the Initiating Common Holders or Initiating Preferred Holders intend to distribute the Registrable Common Securities or Registrable Preferred Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3(a) and the Company shall include such information in the written notice referred to in Section 3(a)(i) above. The Company, together with all Holders of Registrable Common Securities or Registrable Preferred Securities proposing to distribute their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by a majority in interest of the Initiating Common Holders or Initiating Preferred Holders, as the case may be, which underwriter(s) shall be reasonably acceptable to the Company; PROVIDED, HOWEVER, that no Holder shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder.

         Notwithstanding any other provision of this Section 3, if the managing underwriter(s) have informed the Initiating Common Holders or Initiating Preferred Holders in writing that in such underwriter's or underwriters' good faith opinion the total number of Registrable Common Securities or Registrable Preferred Securities which the Holders intend to include in such offering is such as to affect adversely the success of such offering, including the price at which such securities can be sold, then the Initiating Common Holders or Initiating Preferred Holders shall so advise all Holders intending to include Registrable Common Securities or Registrable Preferred Securities in the underwritten offering and the number of shares of Registrable Common Securities or Registrable Preferred Securities that may be included in the underwritten offering shall be allocated among all Holders requesting registration thereof in proportion (as nearly as practicable) to the amount of Registrable Common Securities or Registrable Preferred Securities, as the case may be, owned by each such Holder, PROVIDED, HOWEVER, that the number of shares of Registrable Common Securities or Registrable Preferred Securities to be included in the underwritten offering by the Initiating Common Holders or the Initiating Preferred Holders, as the case may be, shall not be reduced unless all other securities are excluded entirely from the offering.

         If the Company, any Holder or any other person registering securities in the registration in its sole discretion disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the underwriter and the Initiating Common Holders or the Initiating Preferred Holders, as the case may be. The securities so withdrawn shall also be withdrawn from registration.

         4. Piggyback Registration.

            (a) If, at any time, the Company shall determine to register any of its equity securities either for its own account or the account of a security holder or holders (other than Holders of Registrable Preferred Securities), other than (i) a registration relating solely to employee benefit plans, or
(ii) a registration relating solely to a Commission Rule 145 transaction involving the acquisition of a business (but not a Rule 145 transaction designed solely to exchange restricted securities for registered securities in a manner that is the functional equivalent of registration rights), or (iii) a registration relating to warrants, or to securities issuable in respect of warrants, which warrants are sold in connection with an offering of debt securities (each, an "EXCEPTED REGISTRATION"), the Company will:

                (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within 30 days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 4(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

            (b) If a registration statement under which the Company gives notice under Section 4(a)(i) is for an underwritten offering, and if the managing underwriter or underwriters of such underwritten offering have informed the Company and the Holders of Registrable Securities requesting inclusion in such offering, in writing, that in such underwriter's or underwriters' good faith opinion the total number of securities which the Company, such Holders and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the number of securities which it is so advised should be included in such registration which shall be allocated as follows: (x) in cases involving the registration for sale of securities for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register (subject to reduction if applicable, as provided in the following clause second), (ii) second, the Registrable Preferred Securities which have been requested to be included in such registration by the Holders of Registrable Preferred Securities pro rata based upon the aggregate amount of Registrable Preferred Securities then held by such Holder (PROVIDED, HOWEVER, that other than in connection with the registration of Common Stock in an IPO, the number of Registrable Preferred Securities included in such registration shall not be reduced to less than 30% of the total number of securities included in such registration and the number of securities which the Company proposes to register in such offering shall be reduced to the extent necessary to assure that the number of Registrable Preferred Securities included in such registration shall not be reduced to less than that amount), (iii) third, provided that no securities sought to be included by the Company and the Holders of Registrable Preferred Securities have been excluded from such registration, the securities of other persons entitled to exercise "piggyback" registration rights pursuant to contractual commitments of the Company, including Holders of Registrable Common Securities (pro rata based on the respective numbers of securities sought to be registered by such persons); (y) in cases involving the registration for sale of securities for the account of a Holder of Registrable Preferred Securities pursuant to Section 3 hereof, securities shall be registered in such offering in the following order of priority: (i) first, the Registrable Preferred Securities which have been requested to be included in such registration by the Holders of Registrable Preferred Securities pro rata based upon the aggregate amount of Registrable Preferred Securities then held by such Holder, (ii) second, provided that no securities sought to be included by the Holders of Registrable Preferred Securities have been excluded from such registration, the securities of other persons entitled to exercise "piggyback" registration rights pursuant to contractual commitments of the Company, including Holders of Registrable Common Securities (pro rata based on the respective numbers of securities sought to be registered by such persons); and (z) in cases not involving the registration for sale of securities for the Company's own account only or for the account of any Holder of Registrable Preferred Securities, which may include the registration for sale of securities by Holders of Registrable Common Securities, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, provided that no securities of such person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Preferred Securities pro rata based upon the aggregate amount of Registrable Preferred Securities held by such Holder, (iii) third, provided that no securities of such persons referred to in the immediately preceding clauses (i) or (ii) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Common Securities, pro rata based upon the aggregate amount of Registrable Common Securities held by such Holder, (iv) fourth, provided that no securities of such person referred to in the immediately preceding clauses (i), (ii) or (iii) or of the Holders of Registrable Securities have been excluded from such registration, securities of other persons entitled to exercise "piggyback" registration rights pursuant to contractual commitments (pro rata based on the respective numbers of securities sought to be registered by such persons) and
(v) fifth, provided that no securities of any other person have been excluded from such registration, the securities which the Company proposes to register.

                If, as a result of the provisions of this Section 4(b), any Holder of Registrable Securities shall not be entitled to include all Registrable Securities in a "piggyback" registration that such Holder of Registrable Securities has requested to be included, such Holder of Registrable Securities may elect to withdraw his request to include Registrable Securities in such registration.

         5. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders, if any, whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities so registered, PROVIDED, HOWEVER, that if in such registration, the Company pays any expenses included in the defined term "Selling Expenses" for other security holders, the Company will pay such expenses for the Holders.

         6. Registration on Form S-3.

            (a) The Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms and remain so qualified following the closing of the first registration of any securities of the Company under the Securities Act. So long as the Company is qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Holders of Registrable Preferred Securities and, after the Company has effected three registrations of Registrable Preferred Securities pursuant to Section 3 hereof and such registrations have been declared or ordered effective by the Commission and have remained effective for the periods required under Section 7(a) (without giving effect to the provisos of such Section), or all Registrable Preferred Securities held by all Preferred Holders, if converted into Common Stock, would constitute less than two percent (2%) of the Company's outstanding Common Stock, the Holders of Registrable Common Securities, shall have unlimited rights to request from time to time registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Preferred Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders) PROVIDED, HOWEVER, that in each case the required registration (1) is reasonably expected to have aggregate gross proceeds exceeding $2,000,000 or (ii) includes all shares held by the Holder or Holders requesting registration.

         7. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder who is entitled to registration rights hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

            (a) Except as otherwise provided herein, keep such registration effective for a period of six months (which period shall be extended by any periods during which effectiveness may be suspended as provided in Section 7(m) below) or until Holders including shares in such registration, if any, have completed the distribution described in the registration statement relating thereto, whichever first occurs; PROVIDED, HOWEVER, that in the case of any registration of Registrable Preferred Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such six-month period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; PROVIDED, FURTHER, that after such six month period in case of a Registration Statement on Form S-3, the Company may suspend the use of such registration statement from time to time if the Company furnishes to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event in the reasonable judgment of the Company would require additional disclosure by the Company in a registration statement of material information which the Company (in the good faith judgment of its Board of Directors) has a bona fide business purpose for keeping confidential and the nondisclosure of which in the registration statement would cause the registration statement to fail to comply with applicable disclosure requirements;

            (b) Prepare and file with the Commission such amendments and supplements, including, without limitation, post-effective amendments, to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement and, subject to Section 7(m)(i), prepare and file with all necessary documents in order to qualify the sale of such Registrable Securities under the blue sky law or other state securities laws for each state in the United States requested by such Holders or the underwriter;

            (c) Furnish such reasonable number of prospectuses and other documents incident thereto, including supplements and amendments, as a Holder may reasonably request;

            (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing (in which case each person who can sell under such registration statement will immediately suspend use of such registration statement until it is supplemented or amended as provided herein), and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

            (e) Use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or interdealer quotation system on which the same securities issued by the Company are then listed;

            (f) Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such registration;

            (g) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; PROVIDED, HOWEVER, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

            (h) Furnish to each selling Holder a signed counterpart, addressed to the selling Holder, of (1) an opinion of counsel for the Company, dated the effective date of the registration statement, and (2) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of the financial statements), in each case as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

            (i) Furnish to each selling Holder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering other than nonsubstantive cover letters and the like;

            (j) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

            (k) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Sections 3 or 4 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions;

            (l) From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders (assuming full conversion into Common Stock of all Series C Preferred and Series D Preferred), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder rights that are superior to, or which adversely affect or are inconsistent with, the rights given to the holders of Registrable Securities hereunder to require the Company to initiate registration of any securities of the Company or to require the Company, upon any registration of any of its securities, to include, among the securities that the Company is then registering, securities owned by such holder; and

            (m) Notwithstanding the foregoing, the Company shall not be obligated to take any action:

                (i) pursuant to Sections 3, 4 or 6 of this Agreement (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (B) in any non-U.S. jurisdiction in which the Company would be required to qualify as a foreign corporation eligible to do business in such jurisdiction, if the Company shall not then be so qualified in that jurisdiction or (C) in any non-U.S. jurisdiction that would subject the Company to taxation where it would not otherwise be subject to tax;

                (ii) pursuant to Section 3 or 6 of this Agreement if the Company, within ten (10) days of the receipt of the request of the Initiating Common Holders or Initiating Preferred Holders, gives notice of its bona fide intention to file a registration statement with the Commission within sixty
(60) days of receipt of such request (other than an Excepted Registration);

                (iii) pursuant to Section 3 or 6 of this Agreement with respect to any request for registration made by Initiating Common Holders or Initiating Preferred Holders during the period starting with the date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to equity securities of the Company (other than an Excepted Registration), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                (iv) pursuant to Section 3 or 6 of this Agreement if the Company shall furnish to such Holder or Holders a certificate signed by the President or Chief Executive Officer of the Company stating that the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the registration statement of material information which the Company (in the good faith judgment of its Board of Directors) has a bona fide business purpose for keeping confidential and the nondisclosure of which in the registration statement in the reasonable judgment of the Company would cause the registration statement to fail to comply with applicable disclosure requirements, in which case the Company's obligation hereunder to file a registration statement, pursue its effectiveness or maintain its effectiveness, shall be deferred for a period or periods not to exceed ninety (90) consecutive days or a total of one hundred and twenty (120) days in any 12-month period, PROVIDED, HOWEVER, that the Company may not exercise this deferral right more than twice in any 12-month period, AND PROVIDED, FURTHER, that the Company may suspend the use of any effective registration statement filed pursuant to Section 3, 4 or 6 of this Agreement during any period the Company's obligation to file a registration statement or to pursue or maintain its effectiveness is deferred as provided herein; or

                (v) pursuant to Section 3 or 6 of this Agreement if the Holder requires an audit of the Company's financial statements in connection with the registration of the Registrable Securities other than any audit required by the Securities Act or any rules or regulations thereunder.

         8. Indemnification.

            (a) The Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

            (b) Each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of a Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder from shares sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

            (c) Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnifying Party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. In no event shall an Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to one local counsel for each relevant jurisdiction) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary in this
Section 8, no Indemnifying Party shall be required, pursuant to this Section 8, to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the Indemnified Party relate.

         9. Information by Holder. Each Holder of Registrable Securities to be included in a registration referred to in this agreement shall furnish in writing to the Company such information regarding such Holder, the securities to be offered and sold and the intended plan of distribution of the securities by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly advise the Company in writing of any material changes to such information while the registration is in effect. If any registration statement or comparable statement under the Securities Act refers to a Preferred Holder or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such Preferred Holder shall have the right to require the deletion of such reference to itself and its affiliates.

         10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

            (a) Use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

            (b) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

            (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

         11. Transfer of Rights; Termination of Rights. The rights to cause the Company to register a Holder's securities granted by the Company under this Agreement may only be transferred or assigned by a Holder to a transferee of some or all of such Holder's Registrable Securities, provided that the Company is given written notice prior to the time that such right is exercised, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes in an agreement reasonably acceptable to the Company the obligations of the Holder under this Agreement.

         12. "Lock-Up" Agreement. Each Holder agrees, if requested by the Company and an underwriter of Common Stock of the Company in connection with the initial underwritten public offering of the Company's Common Stock, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company or request registration thereof held by such Holder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the date the related registration statement under the Securities Act relating to such initial public offering becomes effective, provided that all officers and directors of the Company (other than designees of such Holders) who then hold Common Stock (or other securities) of the Company enter into similar agreements, and provided further that, in no event, shall a Holder be prohibited from transferring or selling Common Stock or other securities of the Company to an affiliate of such Holder.

         Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of said period. The Company agrees that any release of shares subject to the foregoing lock-up agreement shall be made on a pro rata basis among all Holders based upon their percentage ownership of the outstanding shares of Common Stock of the Company.

         13. Preemptive Rights.

            (a) New Issuances. The Company hereby agrees not to issue or sell any "NEW SECURITIES" (as defined in this Section 13) in a transaction in which the Company receives any consideration other than cash without the prior written consent of holders of a majority of the outstanding shares of Series C Preferred. The Company hereby grants to the Investors a right (the "PREEMPTIVE RIGHT") to purchase all or any part of their pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue solely for cash. Such pro rata share, for purposes of this Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held by such Investor immediately prior to the issuance of the New Securities, assuming the full conversion of any Series C Preferred held by such Investor (but not including options or warrants to acquire Common Stock or Preferred Stock) to
(y) the total number of shares of Common Stock then outstanding immediately prior to the issuance of the New Securities, assuming the full conversion of outstanding Preferred Stock (but not including options or warrants to acquire Common Stock or Preferred Stock). This Preemptive Right shall be subject to the following provisions:

                (i) "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; PROVIDED, HOWEVER, that "NEW SECURITIES" does not include the following:

                    (A) shares of capital stock of the Company issuable upon conversion or exercise of any outstanding securities as of the date hereof or any New Securities issued in accordance with this Agreement;

                    (B) shares or options granted pursuant to the Stock Option Plan;

                    (C) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend or recapitalization by the Company (in which case, all numbers of shares and per share amounts referenced in this Section 13(a)(i) will be adjusted accordingly);

                    (D) shares of Common Stock or Preferred Stock issued by the Company in consideration for the acquisition of another company, partnership or other business entity; or

                    (E) shares of Common Stock and warrants or options therefor issued to brokers, owners or operators of buildings that contract for services from the Company if and to the extent such issuance or a plan providing for such issuance is approved by the holders of at least a majority of the Series C Preferred.

                (ii) In the event that the Company proposes to undertake an issuance of New Securities for cash, it shall give each Investor written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) business days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Investor fails to agree to purchase its full pro rata share within such twenty (20) business day period, the Company will give each Investor who did so agree (the "Electing Investors") notice of the number of shares that were not subscribed for. Such notice may be provided by telephone if followed by written confirmation within two days. The Electing Investors shall have twenty (20) business days from the date of receipt of such notice to agree to purchase all or any share of any Investor's pro rata share of the New Securities not purchased in response to the Notice.

                (iii) In the event that any New Securities subject to the Preemptive Right are not purchased by the Investors within the twenty (20) business day plus twenty (20) business day period specified above, the Company shall have one hundred and twenty (120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within ninety (90) days from the date of said agreement) the New Securities with respect to which the rights of the Investors were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such one hundred and twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first again offering such New Securities to the Investors in the manner provided above.

                (iv) This Preemptive Right is nonassignable except to any transferee to whom rights under Section 14 may be transferred under Section 14(g) of this Agreement.

                (v) This Preemptive Right shall terminate on the earlier of (i) immediately prior to the closing of the Company's IPO; or (ii) as to any Investor at such time as such Investor holds less than 2.5% of the number of shares of Common Stock held by all Investors (after giving effect to the conversion of all shares of Series C Preferred and Series D Preferred held by all Investors). Notwithstanding the foregoing, the Preemptive Right granted hereby shall not apply with respect to an IPO by the Company.

         14. Rights of First Offer and Co-Sale Respecting Shares.

            (a) Rights of First Offer and Co-Sale.

                (i) In the event that any one or more of the Company's directors, officers or managers listed on Exhibit B hereto (collectively, "MANAGEMENT") proposes to sell or otherwise transfer any shares of stock of the Company, or any interest in such shares ("TRANSFER SHARES"), now held by or hereafter acquired by Management to any person or entity, the Investors shall have a right of first offer on the terms described below to purchase the Transfer Shares proposed to be transferred, and each of the Investors shall have a right of co-sale on the terms described below. Before effecting any sale or transfer of Transfer Shares, the member of Management desiring to sell or transfer such Transfer Shares shall give a written notice (the "TRANSFER NOTICE") to each of the Investors at such Investors' respective addresses as shown on the Company's records. The Transfer Notice shall describe the number of Transfer Shares proposed to be transferred and the proposed transfer price in cash.

                (ii) The Investors shall have twenty (20) business days following receipt of the Transfer Notice to agree to purchase all or any portion of their respective First Offer Pro Rata Shares (as hereinafter defined) of such Transfer Shares by giving written notice to Management and the Company and stating the number of shares to be purchased. Any Transfer Shares not purchased by the Investors pursuant to this Section 14(a)(ii) are hereinafter referred to as the "UNSOLD TRANSFER SHARES." Thereafter, for a period of eighty (80) days, the member of management proposing such sale or transfer shall have the right to sell or transfer such shares to any person all or any part of the Unsold Transfer Shares, subject to Section 14(a)(iii), in cash at a price equal to or greater than the price set forth in the Transfer Notice. If such member desires to sell or transfer Unsold Transfer Shares during this eighty (80) day period, such member shall give twenty (20) business days prior written notice (the "SECOND TRANSFER NOTICE") to the Company and to each of the Investors at such Investors' respective addresses as shown on the Company's records identifying the proposed transferees (the "TRANSFEREE") and the number of Unsold Transfer Shares to be sold.

                (iii) Each Investor shall have the right to sell to the Transferee (or, upon the unwillingness of any Transferee to purchase directly from such Investor, to the member of Management proposing such sale) not more than its Co-Sale Pro Rata Share (as hereinafter defined) of the Unsold Transfer Shares to be sold subject to the Second Transfer Notice on the terms set forth in the Second Transfer Notice. To the extent that any prospective Transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from an Investor exercising its right of co-sale hereunder, such member of Management whose proposed sale gave rise to a right of co-sale shall not sell such prospective purchaser or purchasers any Transfer Shares to be sold unless and until, simultaneously with such sale, such member of Management shall purchase such shares or other securities from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Second Transfer Notice. An Investor may exercise his right of co-sale by delivering a notice to Management, with a copy to the Company, within twenty (20) business days after receipt by such Investor of the Second Transfer Notice.

                (iv) Each Investor's "FIRST OFFER PRO RATA SHARE" is the ratio of (i) the number of shares of Common Stock held by such Investor as of the date of the Transfer Notice (after giving effect to the conversion of all shares of Series C Preferred and Series D Preferred held by such Investor) to
(ii) the number of shares of Common Stock held by Management and all other Investors as of such date (after giving effect to the conversion of all shares of Series C Preferred and Series D Preferred held by all Investors).

                (v) Each Investor's "CO-SALE PRO RATA SHARE" is the ratio of
(i) the number of shares of Common Stock held by such Investor as of the date of the Transfer Notice (after giving effect to the conversion of all shares of Series C Preferred and Series D Preferred held by such Investor) to (ii) the number of shares of Common Stock held by Management and all other Investors as of such date (after giving effect to the conversion of all shares of Series C Preferred and Series D Preferred held by all Investors).

            (b) Transfer of Shares Upon Failure to Exercise Right of First Offer or Co-Sale. Any proposed transfer for a price lower than that stated in the Transfer Notice or for a greater number of shares, as well as any subsequent proposed transfer, including after expiration of the ninety (90) day period in Section 14(a)(ii) above, of any of the Transfer Shares by Management, shall again be subject to the rights of first refusal and rights of co-sale provided in Section 14(a) hereof and shall require compliance with the procedures described in this Section.

            (c) Binding Effect of Right of Co-Sale. The rights of first offer and co-sale provided in Section 14(a) hereof shall be binding upon any transferee of Transfer Shares other than a transferee acquiring Transfer Shares in a transaction which complies with this Section.

            (d) Termination of Right of Co-Sale. Notwithstanding anything in this Section to the contrary, the rights of first offer and of co-sale provided in Section 14(a) hereof shall terminate on the earlier of (i) immediately prior to the closing of the Company's IPO; or (ii) as to any Investor at such time as such Investor holds less than 2.5% of the number of shares of Common Stock held by all Investors (after giving effect to the conversion of all shares of Series C Preferred and Series D Preferred held by all Investors).

            (e) Exceptions. Without regard and not subject to the provisions of this Section, a member of Management may transfer all or part of his or her Shares (i) to such member's spouse, ancestors, descendants, siblings or their descendants or a trust for any of their benefit or (ii) in transactions involving the distribution without consideration of Shares by such member to any of his or her partners or retired partners or to the estate of any of his or her partners or retired partners (each an "EXEMPT TRANSACTION" and collectively, "EXEMPT TRANSACTIONS"); PROVIDED, HOWEVER, that this Agreement shall be binding upon each transferee in any such Exempt Transaction and, prior to the completion of such transfer, each transferee or his or her legal representative shall have executed documents in form and substance satisfactory to the Company and to a majority in interest of the Investors evidenced by their written acknowledgment of such satisfaction, assuming the obligations of the member of Management under this Agreement with respect to the Transfer Shares. Such Transfer Shares shall remain subject to this Section hereunder, and references to "Management" hereunder shall be deemed thereafter to apply to and include the transferor or transferees of any such shares.

            (f) Conditions to Exercise of Rights. Exercise of the Investor's rights under this Section shall be subject to and conditioned upon, and Management and the Company shall use commercially reasonable efforts to assist the Investors in, compliance with applicable laws.

            (g) Transferability. The rights of first offer and co-sale rights granted to the Investors pursuant to this Section shall be transferable only to a transferee to whom registration rights may be transferred hereunder and who following such transfer will hold no less than 2.5% of the total number of shares of Common Stock held by all Investors (after giving effect to the conversion of all shares of Series C Preferred and Series D Preferred held by all Investors).

            (h) Rights of First Refusal and Co-Sale Among the Investors with Respect to Preferred Stock. In the event that any Investor proposes to sell or otherwise transfer any shares of Series B Preferred, Series C Preferred or Series D Preferred, or any interest in such shares, now held by or hereafter acquired by such Investor, each of the other Investors shall have (a) a right of first offer to purchase the shares proposed to be sold or transferred, and
(b) a right of co-sale, in each case exercisable in the same manner and on the same terms described in this Section 14 with respect to the first offer and co-sale rights granted by Management to the Investors; PROVIDED, HOWEVER, that this Section 14(h) shall not apply to sales or transfers between an Investor and any of such Investor's partners or Affiliates.

         15. Put Right.

            (a) Put Right. At any time during the one-year period after the sixth anniversary of the date hereof, in the event the Common Stock is not then traded on any national securities exchange or the Nasdaq National Market (or any successor thereof), each Preferred Holder, with the consent of Preferred Holders holding at least a majority of the Registrable Preferred Securities (assuming full conversion into Common Stock of all Series C Preferred and Series D Preferred) then outstanding (the "MAJORITY HOLDERS"), shall have the right (the "PUT RIGHT") to sell to the Company, and upon the exercise of the Put Right the Company shall have the obligation to purchase, all (and not less than all) of the shares of Registrable Preferred Securities, Series C Preferred and Series D Preferred then held by the Preferred Holders exercising the Put Right on the terms and conditions hereafter provided in this section. Any Preferred Holders intending to exercise a Put Right shall deliver written notice thereof to the Company (the "PUT NOTICE"), which Put Notice shall be effective only if consented to or joined in by the Majority Holders (which may include for such purpose the Preferred Holder(s) intending to exercise its Put Right).

            (b) Participation by Other Holders. The Company shall within 10 days of its receipt of the Put Notice deliver to each Preferred Holder (other than the Preferred Holder initially delivering the Put Notice) written notice of its receipt of such Put Notice (the "COMPANY NOTICES"). Each Preferred Holder shall have the right to participate in the exercise of the Put Right by delivering notice thereof (a "PARTICIPATION NOTICE") to the Company on or before the 30th day following the Company's delivery of the Company Notice (such 30th day being referred to as the "DETERMINATION DATE"). Each Preferred Holder electing to exercise its Put Right hereunder (each a "PARTICIPATING HOLDER") shall exercise its rights with respect to all (and not less than all) of its Registrable Preferred Securities, Series C Preferred and Series D Preferred. Each Preferred Holder that does not elect to participate in the exercise of the Put Right by delivering a Participation Notice shall thereafter be precluded from exercising its Put Right until the earlier of (i) 180 days after the Determination Date and (ii) the 30th day following the determination of the Put Price with respect to the then pending exercise of the Put Rights. No Participating Holder may rescind its election to exercise its Put Rights, and each Participating Holder shall be obligated to sell its Registrable Preferred Securities in accordance with this section unless (i) such rescission is consented to by the Majority Holders (which may include for such purpose the Preferred Holder intending to rescind its exercise of its Put Right) or (ii) the Company fails to purchase such Participating Holder's Registrable Preferred Securities in accordance with this section on the date of the Put Closing (defined below).

            (c) Put Price. The purchase price to be paid by the Company for the Registrable Securities shall be the "fair market value" thereof as of the Determination Date determined in accordance with Sections 15(d) and (e) hereof.

            (d) Fair Market Value. The "fair market value" of the Registrable Securities means the product of (i) the total consideration that would be received by a holder of one share of Common Stock (assuming full conversion into Common Stock of all Series C Preferred and Series D Preferred) upon the sale of all of the Company's issued and outstanding equity securities in a single transaction or series of related transactions to a buyer willing to pay the highest purchase price that would be received in an auction conducted by a nationally recognized investment banking firm that has experience valuing businesses of the type then engaged in by the Company, which buyer is under no compulsion to buy and the holders of such equity securities are under no compulsion to sell, all parties having reasonable knowledge of all relevant facts, with no discount being applied for any other reason and (ii) the percentage equity ownership of the Company represented by the Registrable Securities (assuming full conversion into Common Stock of all Series C Preferred and Series D Preferred), calculated on a fully diluted basis.

            (e) Determination of Fair Market Value. The fair market value of the Registrable Securities (assuming full conversion into Common Stock of all Series C Preferred and Series D Preferred) shall be that which is agreed upon by the Company and a majority in interest of the Participating Holders (assuming full conversion into Common Stock of all Series C Preferred and Series D Preferred) (the "MAJORITY PARTICIPATING HOLDERS"). If the Company and the Majority Participating Holders fail to agree on the fair market value within 30 days of the Determination Date, then, at the election of the Majority Participating Holders, either (i) the Majority Participating Holders shall then have the right to require a sale of the Company by asset sale, merger or otherwise (a "SALE OF THE COMPANY") in accordance with the provisions of
Section 15(g) and (h) hereof by delivering to the Company an Exit Instruction Notice or (ii) the Company and the Majority Participating Holders shall attempt to agree upon an appraiser to determine the fair market value, which appraiser shall be a nationally recognized investment banking firm that has experience valuing businesses of the type then engaged in by the Company (the firm or firms engaged to determine the fair market value hereunder having such qualifications being referred to as an "APPRAISER"). If, within the 10-day period after the expiration of such 30-day period, the Company and the Majority Participating Holders agree upon an Appraiser to determine the fair market value in accordance with Section 15(d) above, then such Appraiser shall make such determination within 30 days after the date of such Appraiser's engagement, and such determination shall govern. If the Company and the Majority Participating Holders do not, within such 10-day period, agree as to a single Appraiser, or if the Appraiser appointed as provided above fails to determine such fair market value within 30 days of the date of such Appraiser's engagement, then each of the Company and the Majority Participating Holders, by notice to the other, shall appoint one Appraiser. If either the Company or the Majority Participating Holders shall fail to appoint such an Appraiser within 10 days after the lapse of such 10 or 30 day period, as applicable, then the Appraiser appointed by the party that does so appoint an Appraiser shall make the determination of such fair market value and such determination shall govern. If two Appraisers are appointed and they agree upon such fair market value, their joint determination shall govern. If said two Appraisers cannot reach an agreement within 30 days after the appointment of the last Appraiser to be appointed, the two Appraisers selected shall promptly select a third Appraiser who shall within 15 days following such Appraiser's appointment, select one of the two other appraisals as constituting fair market value. All decisions of the Appraiser(s) shall be rendered in writing and shall be signed by the Appraiser(s). The fair market value determined as herein provided shall be conclusive, final and binding on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The cost of the fair market value determination shall not be taken into account in determining fair market value and shall be borne by the Company and the Participating Holders, with the Participating Holders bearing such portion of such cost as equals their percentage equity ownership of the Company on a fully diluted basis.

            (f) Put Closing. The Company shall purchase from the Participating Holders, and each Participating Holder shall sell to the Company (the "PUT CLOSING"), all of each Participating Holder's Registrable Preferred Securities, Series C Preferred and Series D Preferred at such time and place as may be agreed upon by the Company and the Majority Participating Holders, but in no event shall the Put Closing occur more than 120 days after the determination of the fair market value in accordance herewith. In the absence of an agreement, the Put Closing shall occur at the offices of the Company's principal outside counsel. At the Put Closing, each Participating Holder shall deliver to the Company certificates representing such Holder's Registrable Securities, Series C Preferred and Series D Preferred (free and clear of all liens and encumbrances other than those granted in favor of and held by the Company's creditors), and the Company shall pay to each Participating Holder the purchase price therefor as provided herein by wire transfer of immediately available funds. Upon the consummation of the Put Closing as contemplated hereby, the Company's obligations under this Section 15 shall terminate with respect to such Participating Holders.

            (g) Remedies. If, for any reason, the Company fails to purchase all of the Registrable Preferred Securities, Series C Preferred and Series D Preferred of the Participating Holders as provided in this section, then, in addition to whatever rights and remedies that may arise at law or in equity as a result thereof, (i) the Company shall pay each Participating Holder on demand interest on the unpaid balance of the amount due under clause (c) above (the "PUT PRICE") at the rate of 15% per annum (or the highest rate permitted under applicable law, if lower), until the unpaid balance of the Put Price is paid in full and (ii) the Majority Holders shall have the right, exercisable by giving notice hereof to the Company (such notice being referred to as an "EXIT INSTRUCTION NOTICE"), to require a Sale of the Company yielding consideration to the Company or the stockholders consisting of at least 90% cash or readily marketable securities, whereupon the primary mandate and duty of the Company's Board of Directors and stockholders shall be to effect a sale of the Company, subject to Section 15(i). No Holder or any director or officer of the Company may participate as a buyer (whether directly or indirectly as the holder of any existing or prospective equity interest) in any such transaction without the consent of the Majority Holders. If the Company fails to enter into one or more definitive agreements with one or more third parties that are not affiliates of the Company or any Holder contemplating a Sale of the Company on or before the 180th day following the delivery of the Exit Instruction Notice or if such definitive agreements shall have been terminated, then, subject to obtaining any required governmental consent with respect thereto, the Majority Holders shall have all requisite right, power and authority, as the Company's agent, to bind the Company and effect a Sale of the Company.

            (h) Exit Transaction. In exercising its rights, as the Company's agent, to effect a Sale of the Company, the Majority Holders shall have full and plenary power and authority, as the agent of the Company, to cause the Company to enter into a transaction providing for a Sale of the Company (an "EXIT TRANSACTION") and to take any and all such further action in connection therewith as the Majority Holders may deem necessary or appropriate in order to consummate any such Exit Transaction. The Major Holders, in exercising their rights under this section shall have complete discretion over the terms and conditions of any Exit Transactions effected thereby, including, without limitation, price, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows. Without limitation of the foregoing, the Majority Holders may execute on behalf of the Company such agreements, documents, applications, authorizations and instruments (collectively, "EXIT DOCUMENTS") as they shall deem necessary or appropriate in connection with any Exit Transaction, and each third party with whom the Majority Holders contracts on behalf of the Company or any Subsidiary may rely on the authority vested in the Majority Holders under this section for all purposes.

            (i) Business Judgment Rule. In conducting an Exit Transaction, the Majority Holders shall be guided by corporate law principles and decisions governing the sale of a Delaware corporation or its assets with a goal of maximizing such corporation's value at a sale or liquidation for its stockholders' benefit. Without limitation of the foregoing, the Majority Holders shall enjoy the benefit of the "business judgment rule" and other protections afforded directors under Delaware law with respect to all of their decisions and actions in connection with any Exit Transaction to the maximum extent permitted by law.

         16. Visitation. The Company shall permit each Investor (or a representative thereof), so long as such Investor owns no less than five percent (5%) of the total number of shares of Series C Preferred Stock outstanding, during such periods as no designee of such Investor is a member of the Company's Board of Directors, to attend all meetings of the Board of Directors and committees thereof and will provide to such Investor copies of written materials provided to all members of the Board of Directors or committees thereof at the same time and in the same manner that such materials are provided to the members of the Board of Directors.

         17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

         18. Entire Agreement. This Agreement, the Preferred Stock Purchase Agreement, the Certificate of Designation and the Voting Agreement delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         19. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         20. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by First Class mail, postage prepaid, addressed (a) if to an Investor, at the Investor's address as set forth on Exhibit A hereto, or (b) if to any other holder of any securities, at such address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, to OnSite Access, Inc., 680 Fifth Avenue, New York, New York 10019, and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investors.

         21. Amendments or Waivers. This Agreement may not be amended, waived, discharged or terminated other than by written instrument signed by the Company and (a) holders of more than a majority of the outstanding Registrable Securities (on an as-converted to Common Stock basis).

         22. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         23. Confidentiality. Each party hereto agrees that, except with the prior written permission of the other parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone (other than its Affiliates, partners, shareholders, employees, counsel, agents and representatives who have been advised of the confidentiality obligations hereunder) any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, except as required by law or under applicable rules of any self regulatory organization under the Exchange Act. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing and except as required by law, or by applicable rules of any self regulatory organization under the Exchange Act.

         24. General Conditions to a Transaction. Notwithstanding the terms and conditions of this Agreement, no Holder shall transfer any of its Shares or any voting rights associated with such Shares unless in each case the Company shall have first received all required approvals, licenses or permits of, or shall have provided all required notifications to, any federal or state regulatory authority which are required to validly effect such transfer, and such approvals, licenses or permits are in full force and effect at the time of such transfer. Any attempt by a Holder to transfer its Shares in violation of the terms of this Section 24 shall be void AB INITIO.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                ONSITE ACCESS, INC.


                                By:_______________________________________
                                     Name:
                                     Title:


                                SPECTRUM EQUITY INVESTORS III, L.P.


                                By:  Spectrum Equity Associates III, L.P.,
                                     its General Partner

                                By:_______________________________________
                                     Name:
                                     Title:


                                JP MORGAN INVESTMENT CORPORATION


                                By:_______________________________________
                                     Name:
                                     Title:


                                SIXTY WALL STREET SBIC FUND, L.P.

                                By:  Sixty Wall Street SBIC Corporation,
                                     its General Partner


                                By:_______________________________________
                                     Name:
                                     Title:


                                CROSSPOINT VENTURE PARTNERS


                                By:_______________________________________
                                     Name:
                                     Title:








                                RSI-ONSITE HOLDINGS LLC


                                By:  Reckson Service Industries, Inc.,
                                     its sole member


                                By:_______________________________________
                                     Name:
                                     Title:


                                VERITECH VENTURES LLC



                                By:_______________________________________


                                AT&T VENTURE FUND II, LP
                                3000 Sand Hills Road
                                Building 1, Suite 285
                                Menlo Park, CA 94025

                                By:  Venture Management, LLC
                                     its General Partner

                                ___________________________________________
                                Neal M. Douglas
                                Manager

                                MANAGEMENT:

                                SCOTT JARUS


                                By:_______________________________________

                                BRANDON KNICELY


                                By:_______________________________________


                                LOU MARTINEZ


                                By:_______________________________________


                                BRIAN BENZ


                                By:_______________________________________


                                DAREN HORNIG


                                By:_______________________________________


                                COMMON STOCK AND SERIES A PREFERRED:

                                RSI-OSA HOLDINGS, INC.



                                By:_______________________________________


                                VERITECH VENTURES LLC


                                By:_______________________________________

                                MARTIN RABINOWITZ


                                By:_______________________________________
                                     Martin Rabinowitz

                                ARTHUR SIMON


                                By:_______________________________________
                                     Arthur Simon



                  [INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

                                NOEL RAHN


                                By:_______________________________________
                                     Noel Rahn, as Investor



                  [Investor Rights Agreement Signature Page]

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

Holders of Series B Preferred Stock                          Number of Shares
-----------------------------------                          ----------------

Spectrum Equity Investors III, L.P.                          12,416,667

JP Morgan Investment Corporation                             7,000,000

Sixty Wall Street SBIC Fund, L.P.                            1,750,000

Crosspoint Venture Partners                                  8,750,000

RSI-OnSite Holdings LLC                                      13,125,000

Veritech Ventures LLC                                        3,541,667

AT&T Venture Fund II, LP                                     3,333,333

Noel Rahn                                                    83,333



Holders of Series C Preferred Stock                          Number of Shares
-----------------------------------                          ----------------

Spectrum Equity Investors III, L.P.                          5,930,889

JP Morgan Investment Corporation                             3,564,644

Sixty Wall Street SBIC Fund, L.P.                            891,161

Crosspoint Venture Partners                                  4,455,806

RSI-OnSite Holdings LLC                                      6,683,708

Veritech Ventures LLC                                        1,803,540

AT&T Venture Fund II, LP                                     1,697,450

Noel Rahn                                                    42,436


Holders of Series D Preferred Stock                          Number of Shares
-----------------------------------                          ----------------

Spectrum Equity Investors III, L.P.                          392,111

                                   EXHIBIT B

                                  MANAGEMENT

Scott Jarus

Brandon Knicely

Lou Martinez

Brian Benz

Daren Hornig

                                   EXHIBIT C

                               STOCK OPTION PLAN